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                                                                   EXHIBIT 10.3

                   GREAT WESTERN RETIREMENT RESTORATION PLAN

                               AMENDMENT 1997-1

  Great Western Financial Corporation desires to amend the Great Western Restoration Plan effective January 1, 1997, as follows:

    1. Section 4.1 is amended to read as follows:

          "4.1--Retirement Benefit.

          (a) Subject to Section 4.3, the Participant's retirement benefit under this Plan shall equal the excess of A over B where:

              A equals the Participant's vested retirement benefit under the Retirement Plan, calculated by (1) ignoring the Code Section 401(a)(17) limits in the definition of "Compensation" in the Retirement Plan, (2) substituting the Participant's Plan Compensation for his or her Average Monthly Compensation with respect to the Participant's frozen benefits under the Retirement Plan and (3) ignoring Section 415 of the Code (and the provisions of the Retirement Plan implementing Section 415 of the Code), and

              B equals the vested retirement benefit actually payable under the Retirement Plan (or that would be payable if the Participant commenced retirement benefits on the same date as benefits commence hereunder).

          (b) Such benefits shall be calculated as of the date the Participant's benefits hereunder commence.

          (c) If the Participant is not married when the benefits hereunder commence, then, subject to Section 4.4, such benefits shall be payable in the form of a single life annuity and the amounts set forth in A and B in subsection (a) above shall be calculated in the form of a single life annuity.

          (d) If the Participant is married when the benefits hereunder commence, then, subject to Section 4.4, such benefits shall be payable in the form of a Qualified Joint and Survivor Annuity and the amounts set forth in A and B in subsection (a) above shall be calculated in the form of a Qualified Joint and Survivor Annuity. The amount of the Qualified Joint and Survivor Annuity shall not be used for purposes of calculating any optional form of benefit available under the Plan."

    2. Section 4.3 is amended to read as follows:

          "4.3--Payment of Retirement Benefits.

              Subject to Section 4.4, a Participant's termination of employment, the Company shall commence to pay to such terminated Participant (or spouse, as applicable) the monthly benefit to which he is entitled under this Plan commencing on the Participant's termination of employment, and payable in the form specified in Section 4.1(c) or (d). No benefits shall be payable under this Plan while the Participant is accruing benefits under the Retirement Plan."

    3. The second sentence of Section 4.4(a) is amended to read as follows:

          "If such an election is made, the retirement benefits hereunder shall be the Actuarial Equivalent of the benefit payable pursuant to Section 4.1(c) of this Plan, whether or not the Participant is married; accordingly, in the case of a married Participant, the amount payable pursuant to Section 4.1(d) shall not be used to calculate the optional retirement benefit."
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    4. Section 4.7 is amended to read as follows:

    "4.7--Death Benefit.

              (a) If a Participant dies prior to the commencement of benefits under this Plan (whether or not benefits have commenced under the Retirement Plan), then the Participant's beneficiary shall be entitled to a lump sum death benefit, commencing as soon as practicable after the Participant's death. Such amount shall be equal to the excess, if any, A over B; where

                A equals the lump sum death benefit determined in accordance with Section 4.10(a) (and Section 4.10(d), if the beneficiary is the Participant's Surviving Spouse) of the Retirement Plan, calculated by making the same adjustments applicable in calculating A in Section 4.1, over

                B equals the amount of the death benefit payable pursuant to
              Section 4.10(a) (and Section 4.10(d), if the beneficiary is the Participant's Surviving Spouse) of the Retirement Plan (or that would be payable if the Participant had not already commenced his benefits under the Retirement Plan).

              (b) If the Participant's beneficiary is his or her Surviving Spouse, then in lieu of the foregoing lump sum, a Surviving Spouse Benefit may be paid pursuant to Section 4.10(b) of the Retirement Plan, calculated in a manner consistent with subsection (a) above. Such Surviving Spouse Benefit shall only be paid if the Participant elects such benefit at least one year prior to the Participant's death.

              (c) A Participant may elect a beneficiary under this Plan, which need not be the same beneficiary as that elected under the Retirement Plan. The Committee may impose any requirements with respect to the consent required for a beneficiary election of a married Participant."

   7. The first sentence of Section 7.8 is amended to read as follows:

      "This Plan shall be construed, administered, and governed in all respects under and by federal law, and to the extent not preempted, the laws of the State of California."

  IN WITNESS WHEREOF, this Corporation has caused these presents to be executed by its duly authorized officers and the corporate seal to be hereunto affixed this 24th day of March, 1997.

                                          GREAT WESTERN FINANCIAL CORPORATION

                                          By __________________________________

                                          By __________________________________